EXHIBIT 23.8

CONSENT OF AMISANO HANSON AS AUDITOR

TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)	CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to use, in the Form SB-2/A-3 for Mongolian Explorations Ltd. of our report dated January 15, 2004 relating to the December 31, 2003 financial statements of Mongolian Explorations Ltd., which appears in such Form.

"AMISANO HANSON"
Amisano Hanson CHARTERED ACCOUNTANTS

Vancouver, Canada
September 7, 2004

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER, CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amisahan@telus.net